UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 5, 2002

Paradyne Networks, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26485	75-2658219

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8545 126th Avenue North
Largo, Florida 33773

(Address of Principal Executive Offices, including Zip Code)

Registrant’s telephone number, including area code: (727) 530-2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 2. Acquisition or Disposition of Assets.
Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX

Item 2. Acquisition or Disposition of Assets.

     On March 5, 2002 (the “Effective Time”), Paradyne Networks, Inc. (“Paradyne”), Phoenix Merger Sub, Inc. (“Merger Sub”) and Elastic Networks Inc. (“Elastic”) consummated the merger (the “Merger”) of Merger Sub with and into Elastic pursuant to which Elastic became a wholly-owned subsidiary of Paradyne. The Merger was consummated in accordance with that certain Agreement and Plan of Merger dated as of December 27, 2001, as amended on January 4, 2002, by and among Paradyne, Merger Sub and Elastic (the “Merger Agreement”).

     Under the terms of the Merger Agreement, the Merger will result in the issuance of 7,623,875 shares of Paradyne common stock, par value $0.001 per share (the “Paradyne Common Stock”), to the stockholders of Elastic. Elastic stockholders have the right to receive 0.2288 shares of Paradyne Common Stock for each share of Elastic common stock, par value $0.01 per share (the “Elastic Common Stock”), outstanding at the Effective Time, with cash being paid in lieu of any fractional shares. The exchange ratio (the “Exchange Ratio”) was determined based in part on the average closing price (the “Average Closing Price”) of Paradyne Common Stock on the Nasdaq National Market for the ten trading days ending the two trading days prior to closing of the Merger and based in part on the amount of Elastic’s net adjusted working capital as of February 15, 2002 (the “Closing Net Adjusted Working Capital Amount”). The Average Closing Price was $3.88. Because the Closing Net Adjusted Working Capital Amount (as defined in the Merger Agreement) was within $100,000 of the Targeted Net Adjusted Working Capital Amount (as defined in the Merger Agreement) of $16,820,000, the Adjustment Factor (as defined in the Merger Agreement) used for purposes of determining the Exchange Ratio was 1.0. The Adjustment Factor was multiplied by a fraction determined based on the Average Closing Price, all as set forth in more detail in the Merger Agreement.

     In connection with the Merger, Paradyne’s stockholders also approved an amendment to Paradyne’s amended and restated certificate of incorporation to increase the total number of shares of capital stock that Paradyne is authorized to issue from 65,000,000 to 85,000,000 shares and to increase the number of shares of Paradyne Common Stock that Paradyne is authorized to issue from 60,000,000 to 80,000,000 shares.

     Elastic is a Delaware corporation in the business of designing, developing and marketing high-speed, broadband communications products that enable service providers to deliver easy to deploy and cost-effective broadband access solutions to their customers over the existing copper telephone wire infrastructure. Paradyne intends to use the acquired assets in the same or similar manner.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

     (a)  Financial Statements of Business Acquired.

           The financial statements required by this item will be filed by amendment not later than 60 days after the date this initial report on Form 8-K must be filed.

     (b)  Pro Forma Financial Information.

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           The pro forma financial information required by this item will be filed not later than 60 days after the date this initial report on Form 8-K must be filed.

     (c)  Exhibits.

     The following exhibit is filed herewith:

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of December 27, 2001, as amended on January 4, 2002, by and among Paradyne Networks, Inc., Phoenix Merger Sub, Inc. and Elastic Networks Inc. (filed as Annex A to the Joint Proxy Statement-Prospectus filed as part of the Registrant’s Form S-4 Registration Statement (No. 333-76814) filed January 16, 2002 and amended January 30, 2002, and incorporated herein by reference)

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 19, 2002

Paradyne Networks, Inc.

By: /s/ PATRICK M. MURPHY

Patrick M. Murphy
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

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EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger dated as of December 27, 2001, as amended on January 4, 2002, by and among Paradyne Networks, Inc., Phoenix Merger Sub, Inc. and Elastic Networks Inc. (filed as Annex A to the Joint Proxy Statement-Prospectus filed as part of the Registrant’s Form S-4 Registration Statement (No. 333-76814) filed January 16, 2002 and amended January 30, 2002, and incorporated herein by reference)